SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

First Mutual Bancshares, Inc.

(exact name of registrant as specified it its charter)

Washington	000-28261	91-2005970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 -108th AVENUE N.E.

BELLEVUE, WASHINGTON 98004

(425) 455-7300

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.03 Amendments to Bylaws

The Board of Directors of First Mutual Bancshares, Inc. amended the Bylaws of the Company on June 21, 2006 by deleting a provision which previously provided that a director shall retire from the Board upon attaining the age of 75. The amendment was subject to obtaining a waiver from the Washington State Department of Financial Institutions, Division of Banks, which was received on July 3, 2006, with respect to the age requirements set forth in RCW 32.16.012. The Company's Bylaws continue to provide that no person shall be eligible for election as a director who is 75 or older. The waiver and amendment allow director Richard S. Sprague, who was elected to a three year term in April 2006 and who continues to be an active member of the Board and chair of the Audit Committee and Corporate Governance Committee, to continue to serve his term as a Board member after he turns 75 in November 2006.

The Bylaws were also amended to make some "house-keeping" changes which are reflected on the redlined copy of the Bylaws attached as Exhibit 99.2 and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 First Mutual Bancshares, Inc. Amended Bylaws dated June 21, 2006

99.2 First Mutual Bancshares, Inc. redlined copy of Amended Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MUTUAL BANCSHARES, INC.
Dated July 5, 2006
By: /s/ John R. Valaas
Its: President and CEO

Exhibit Index:

Item 99.1

99.1 First Mutual Bancshares Inc. Amended Bylaws dated June 21, 2006

99.2 First Mutual Bancshares, Inc. redlined copy of Amended Bylaws